Exhibit 10.3

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of June 30, 2016 (this “Agreement”), is made and entered into by and among Starz, a Delaware corporation (the “Company”), Lions Gate Entertainment Corp., a corporation organized and existing under the laws of British Columbia (“Parent”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales (the “Discovery Stockholder”), and Discovery Communications, Inc., a Delaware corporation (“Discovery Parent”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Orion Arm Acquisition Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Original Merger Agreement” and, as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement), that provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Discovery Stockholder is the owner of, and, subject to the Investor Rights Agreement (as defined below) and the Standstill Agreement (as defined below), has sole voting power over, the number of shares of Parent Common Stock set forth on Schedule A (such shares of Parent Common Stock, the “Original Shares”, and together with any New Shares (as defined below), the “Subject Shares”);

WHEREAS, in connection with the Merger, Parent will hold the Parent Stockholders’ Meeting to approve (i) the Parent Common Stock Reorganization, (ii) the Parent Common Stock Exchange and (iii) the issuance of Parent Common Stock to holders of shares of Company Common Stock as part of the Merger Consideration (the “Merger Consideration Issuance”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Merger Sub are entering into a Stock Exchange Agreement, dated as of June 30, 2016, with the stockholders listed on Schedule 1 thereto (as the same may be amended or supplemented, the “Exchange Agreement”), that provides, among other things, (i) for the transfer of the Starz Exchange Shares (as defined therein) from such stockholders to Parent in exchange for the Lionsgate Exchange Consideration (as defined therein) and (ii) the issuance of the Lionsgate Exchange Shares as part of the Lionsgate Exchange Consideration (the “Exchange Stock Issuance”), in each case subject to the terms and conditions of the Exchange Agreement; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Discovery Stockholder and Discovery Parent enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, each party hereto agrees as follows:

SECTION 1.  Representations and Warranties of the Discovery Stockholder and Discovery Parent. Each of the Discovery Stockholder and Discovery Parent hereby represents and warrants to the Company as follows:

(a)          Organization; Authority; Execution and Delivery; Enforceability. (i) Each of the Discovery Stockholder and Discovery Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) the execution and delivery of this Agreement by each of the Discovery Stockholder and Discovery Parent, and the performance by each of the Discovery Stockholder and Discovery Parent of its obligations under this Agreement, have been duly authorized by all necessary corporate or similar action on the part of each of the Discovery Stockholder and Discovery Parent. Each of the Discovery Stockholder and Discovery Parent has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of the Discovery Stockholder or Discovery Parent has full power, authority and capacity to execute and deliver this Agreement on behalf of the Discovery Stockholder or Discovery Parent, as applicable, and to thereby bind the Discovery Stockholder or Discovery Parent, as applicable) and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of the Discovery Stockholder and Discovery Parent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of each of the Discovery Stockholder and Discovery Parent, enforceable against each of the Discovery Stockholder and Discovery Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          Ownership. The Discovery Stockholder is the record or beneficial owner of the number of Original Shares set forth on Schedule A, and the Discovery Stockholder’s Original Shares constitute all of the shares of Parent Common Stock owned by the Discovery Stockholder. Except (w) as set forth in Sections 3 and 4 of this Agreement, (x) pursuant to the Investor Rights Agreement, dated as of November 10, 2015, among MHR Fund Management, LLC, Liberty Global Incorporated Limited, the Discovery Stockholder, Parent, Liberty Global plc, Discovery Parent and the other parties thereto (the “Investor Rights Agreement”), (y) pursuant to the Voting and Standstill Agreement, dated as of November 10, 2015, among Parent, Liberty Global Incorporated Limited, the Discovery Stockholder, John C. Malone, MHR Fund Management, LLC, Liberty Global plc, Discovery Parent and the Mammoth Funds (as defined therein) (the “Standstill Agreement”) and (z) in connection with any Hedging Transaction or Financing Transaction (each as defined in the Investor Rights Agreement), the Discovery Stockholder has the power to vote, or direct the voting of, all of the Original Shares, and none of the Discovery Stockholder’s Original Shares are subject to any voting trust or other agreement, arrangement or

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restriction with respect to the voting of the Discovery Stockholder’s Original Shares. The Discovery Stockholder does not own (1) any shares of capital stock of Parent other than the Original Shares or (2) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in Parent (other than preemptive rights under the Investor Rights Agreement).

SECTION 2.  Representations and Warranties of the Company and Parent.

(a)          The Company hereby represents and warrants to each of the Discovery Stockholder and Discovery Parent as follows: (i) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Company has all requisite power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of the Company has full power, authority and capacity to execute and deliver this Agreement on behalf of the Company and to thereby bind the Company) and to perform its obligations hereunder, (iii) the execution and delivery of this Agreement by the Company, and the performance of the Company of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of the Company, and (iv) this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          Parent hereby represents and warrants to each of the Discovery Stockholder and Discovery Parent as follows: (i) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) Parent has all requisite power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of Parent has full power, authority and capacity to execute and deliver this Agreement on behalf of Parent and to thereby bind Parent) and to perform its obligations hereunder, (iii) the execution and delivery of this Agreement by Parent, and the performance of Parent of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of Parent, and (iv) this Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3.  Covenants of the Discovery Stockholder and Discovery Parent. Each of the Discovery Stockholder and Discovery Parent covenants and agrees as follows:

(a)          At any meeting of the stockholders of Parent called to vote upon the Parent Common Stock Reorganization, the Parent Common Stock Exchange and the Merger Consideration Issuance, or at any postponement or adjournment thereof permitted by the Merger Agreement, the Discovery Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote

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(or cause to be voted) all of the Discovery Stockholder’s Subject Shares in favor of the Parent Common Stock Reorganization, the Parent Common Stock Exchange and the Merger Consideration Issuance; provided that, in each case, the Merger Agreement shall not have been amended, and no provision thereunder shall have been waived by Parent, in any manner that (i) increases the amount of, or changes the form or allocation of, the Merger Consideration (as defined in the Merger Agreement) payable under the Merger Agreement, (ii) amends the conditions precedent set forth in Article VI of the Merger Agreement, or adds new conditions or modifies any existing conditions to the consummation of the Merger, the Parent Common Stock Reorganization or the Parent Common Stock Exchange, (iii) amends Exhibits A-1, A-2, A-3, A-4 or A-5 to the Merger Agreement, (iv) amends the definition of “Company Material Adverse Effect” or “Parent Material Adverse Effect” set forth in the Merger Agreement, (v) amends any provision of the Merger Agreement in any other material manner, or (vi) in each case has the effect of any of the foregoing (any such amendment or waiver described in clauses (i)-(vi), a “Fundamental Merger Amendment”), in each case without the prior written consent of the Discovery Stockholder, and no Fundamental Exchange Amendment shall have occurred.

(b)          At any meeting of the stockholders of Parent called to vote upon the Exchange Stock Issuance, or at any postponement or adjournment thereof, as permitted by the Exchange Agreement, the Discovery Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of the Discovery Stockholder’s Subject Shares in favor of the Exchange Stock Issuance, provided, that in each case, the Exchange Agreement shall not have been amended, and no provision thereunder shall have been waived by Parent, in any manner that (i) increases the amount of, or changes the form or allocation of, the Lionsgate Exchange Consideration or the Lionsgate Alternate Cash Consideration (as such terms are defined in the Exchange Agreement) payable under the Exchange Agreement, (ii) amends the conditions precedent set forth in Article V of the Exchange Agreement, or adds new conditions or modifies any existing conditions to the consummation of the Exchange, (iii) amends any provision of the Exchange Agreement in any other material manner or (iv) in each case has the effect of any of the foregoing (any such amendment or waiver described in clauses (i)-(iv), a “Fundamental Exchange Amendment”), in each case without the prior written consent of the Discovery Stockholder, and no Fundamental Merger Amendment shall have occurred.

(c)          At any meeting of the stockholders of Parent or at any postponement or adjournment thereof or in any other circumstances upon which a vote, adoption or other approval of Parent’s stockholders is sought, the Discovery Stockholder shall vote (or cause to be voted) all of the Discovery Stockholder’s Subject Shares against each of the following: (i) any Alternative Parent Transaction Proposal or any agreement relating thereto and (ii) any amendment of the Articles of Parent (other than pursuant the Merger Agreement) or any other proposal, action, agreement or transaction, which, in the case of this clause (ii), would reasonably be expected to (A) result in a breach of any covenant, agreement, obligation, representation or warranty of Parent contained in the Merger Agreement (provided that the Company has advised the Discovery Stockholder of such asserted breach in writing at least three Business Days prior to the applicable vote) or of the Discovery Stockholder contained in this Agreement, (B) prevent, impede,

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interfere with, delay, discourage or adversely affect the consummation of the transactions contemplated by the Merger Agreement, or (C) change in any manner (other than as contemplated by the Parent Common Stock Reorganization, the Parent Common Stock Exchange and the Merger Consideration Issuance) the voting rights of the Parent Common Stock (the matters described in clauses (i) and (ii), collectively, the “Vote-Down Matters”). For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit the Discovery Stockholder from voting any Subject Shares (x) in a manner required by the Investor Rights Agreement or the Standstill Agreement or (y) in favor of any vote, adoption or other approval permitting the Discovery Stockholder and/or its Affiliates to participate in any equity or debt financing of Parent (including the exercise of their preemptive rights under the Investor Rights Agreement).

(d)          Discovery Parent shall not, nor shall it authorize or permit any of its Controlled Affiliates (as defined below) or its and their directors, officers or employees to, directly or indirectly, (i) solicit, initiate or knowingly facilitate (including by way of furnishing information), induce or knowingly encourage any inquiries or the making of any proposal or offer (including any proposal or offer to the Parent Stockholders) that constitutes or would reasonably be expected to lead to an Alternative Parent Transaction Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Parent Transaction Proposal. Discovery Parent shall, and shall cause its Controlled Affiliates and its and their directors, officers and employees to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person with respect to any Alternative Parent Transaction Proposal. Discovery Parent shall use commercially reasonable efforts to cause the financial advisors, legal counsel and other representatives of Discovery Parent and its Controlled Affiliates to comply with this Section 3(d).

(e)          The Discovery Stockholder shall not, and shall not commit or agree to, directly or indirectly, (i) sell, transfer, pledge, encumber, exchange, assign, tender or otherwise dispose of (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of Parent, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit-sharing or other derivative arrangement) of any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of Parent, to any Person, unless in each case prior to any such Transfer (or execution of any such Contract or other arrangement) the proposed transferee of the Discovery Stockholder’s Subject Shares or rights agrees in writing to be bound to the Discovery Stockholder’s obligations hereunder with respect to the applicable Subject Shares or rights, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or rights to acquire any securities or equity interests of Parent, other than this Agreement or (iii) take any other action that would reasonably be expected to prevent or materially impair or delay the performance by the Discovery Stockholder of its obligations hereunder. Nothing in this Agreement shall be deemed to prohibit the Subject Shares from being subject to customary liens resulting from the Subject Shares being held in brokerage or custodial accounts. Notwithstanding the foregoing, “Transfer” shall exclude, however, with respect to any Subject Shares, the entry into or performance of any Hedging

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Transaction or Financing Transaction in respect of such Subject Shares and any payment or settlement thereunder (including, following the first anniversary of November 10, 2015, physical settlement) the granting of any lien, pledge, security interest, or other encumbrance in or on such Subject Shares to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Subject Shares by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction (but, for the avoidance of doubt, “Transfer” shall include any delivery of Subject Shares in respect of the settlement, termination or cancellation of a Hedging Transaction or Financing Transaction occurring prior to the first anniversary of November 10, 2015 other than in connection with the exercise of remedies by a Hedging Counterparty or Financing Counterparty).

(f)           The Discovery Stockholder hereby agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination or other like change of or affecting the Subject Shares (including the Parent Common Stock Reorganization and the Parent Common Stock Exchange) or (ii) that the Discovery Stockholder acquires the right to vote, or direct the voting of, any shares of capital stock of Parent, in each case after the execution of this Agreement (including by conversion, operation of Law or otherwise) (collectively, the “New Shares”), such New Shares shall constitute Subject Shares and be subject to the applicable terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein. This Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of the Discovery Stockholder’s Subject Shares shall pass, whether by operation of Law or otherwise, including to the extent applicable, the Discovery Stockholder’s successors.

(g)          Notwithstanding anything to the contrary contained herein, the Discovery Stockholder and Discovery Parent are entering into this Agreement solely in their capacity as owner of the Discovery Stockholder’s Subject Shares and the parent of such owner, respectively, and nothing herein is intended to or shall limit, affect or restrict any director or officer of Parent (including any appointee or representative of Discovery Parent or any of its Affiliates to the board of directors of Parent (including pursuant to the Investor Rights Agreement)) in his or her capacity as a director or officer of Parent or any of its Subsidiaries (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of Parent or any of its Subsidiaries and taking any action or making any statement at any meeting of such board or any committee thereof) or in the exercise of his or her fiduciary duties as a director or officer of Parent or any of its Subsidiaries.

(h)          For the avoidance of doubt, other than with respect to the Merger Consideration Issuance or the Exchange Stock Issuance, nothing in this Agreement shall be deemed to require the Discovery Stockholder to vote in favor of, or to prohibit the Discovery Stockholder from taking any action that adversely effects, any issuance of securities by Parent or any of its Subsidiaries (including any equity financing in furtherance of the transactions contemplated by

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the Merger Agreement), including in connection with any proposal combined with any proposal to approve the Merger Consideration Issuance or the Exchange Stock Issuance.

SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy and Attorney-in-Fact. (a)  The Discovery Stockholder hereby irrevocably grants to, and appoints, the Company and any other individual designated in writing by the Company, and each of them individually, the Discovery Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution and coupled with an interest), for and in the name, place and stead of the Discovery Stockholder, to vote all of the Discovery Stockholder’s Subject Shares at any meeting of stockholders of Parent (including any Parent Stockholders’ Meeting) or any adjournment or postponement thereof, (i) in favor of the Parent Common Stock Reorganization, the Parent Common Stock Exchange, the Merger Consideration Issuance and each of the other transactions contemplated by the Merger Agreement (including the Parent Stockholder Approvals) in accordance with the terms of Section 3(a) of this Agreement, (ii) in favor of the Exchange Stock Issuance in accordance with the terms of Section 3(b) of this Agreement and (iii) against any Vote-Down Matter in accordance with the terms of Section 3(c) of this Agreement. The proxy and attorney-in-fact granted in this Section 4 shall expire upon the termination of this Agreement.

(b)          The Discovery Stockholder represents that any proxies heretofore given in respect of the Discovery Stockholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

(c)          The Discovery Stockholder hereby affirms that the irrevocable proxy and attorney-in-fact set forth in this Section 4 is given in connection with the Company entering into the Merger Agreement and that such irrevocable proxy and attorney-in-fact is given to secure the performance of the duties of the Discovery Stockholder under this Agreement. The Discovery Stockholder hereby further affirms that the irrevocable proxy and attorney-in-fact is coupled with an interest and may under no circumstances be revoked. The Discovery Stockholder hereby ratifies and confirms all that such irrevocable proxy and attorney-in-fact may lawfully do or cause to be done by virtue of the authority granted pursuant to this Agreement. Each such irrevocable proxy and attorney-in-fact is executed and intended to be irrevocable with the same effect as under the provisions of Section 212(e) of the DGCL.

SECTION 5.  Further Assurances. The Discovery Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectuating the matters covered by this Agreement.

SECTION 6.  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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SECTION 7.  Termination. This Agreement shall, (i) with respect to Section 3, other than Sections 3(b), 3(e), 3(f), 3(g) and 3(h), terminate upon the earliest of (a) immediately following the Parent Stockholders’ Meeting duly convened and at which the Parent Stockholder Approvals have been voted on by the stockholders of Parent (including, if adjourned in accordance with the Merger Agreement, immediately following the final adjournment thereof), (b) immediately following the meeting of the stockholders of Parent called to vote upon the Exchange Stock Issuance, and at which such matters have been voted on by the stockholders of Parent (including, if adjourned in accordance with the Merger Agreement, immediately following the final adjournment thereof), (c) the termination of the Merger Agreement in accordance with its terms (the “Merger Agreement Termination”), and (d) the entry into any Fundamental Merger Amendment or Fundamental Exchange Amendment without the prior written consent of the Discovery Stockholder, (ii) as to Section 3(b), terminate upon the earlier of (a) the termination of the Exchange Agreement in accordance with its terms, (b) immediately following the consummation of the Merger and (c) immediately following the meeting of the stockholders of Parent called to vote upon the Exchange Stock Issuance, and at which such matters have been voted on by the stockholders of Parent (including, if adjourned in accordance with the Exchange Agreement or the Merger Agreement, immediately following the final adjournment thereof), and (iii) terminate in full upon the later of the terminations described in clauses (i) and (ii); provided that, in each case, Section 6 and Sections 7 through 9 shall survive any such termination. Notwithstanding the foregoing, the Company shall cease to have any rights hereunder from and after the earlier of (x) the Merger Agreement Termination and (y) the completion of the events described in Section 7(i)(a) hereof.

SECTION 8.  Parent Undertaking. In consideration of the Discovery Stockholder’s and Discovery Parent’s willingness to execute this Agreement, Parent hereby agrees with each of the Discovery Stockholder and Discovery Parent that (a) Parent will take all such steps as may be necessary or desirable (to the extent permitted under applicable Law) to exempt from Section 16(a) and Section 16(b) of the Exchange Act any acquisitions or dispositions of Company Securities (as defined in the Investor Rights Agreement) or rights related thereto by the Discovery Stockholder and its Affiliates (as defined in the Investor Rights Agreement) in connection with the Parent Common Stock Reorganization, the Parent Common Stock Exchange and any issuance of Company Securities contemplated by the Merger Agreement or the Exchange Agreement or any issuance of New Issue Securities (as defined in the Investor Rights Agreement); and (b) the amendment to the Investor Rights Agreement being entered into concurrently herewith is a material inducement to each of the Discovery Stockholder’s and Discovery Parent’s willingness to execute, deliver and perform this Agreement.

SECTION 9.  General Provisions. (a)  Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

(b)          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile (with confirmed transmission) prior to 5:00 p.m., local

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time, in the place of receipt (and otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, that should any such delivery be made by facsimile, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier:

if to the Company:

Starz
8900 Liberty Circle
Englewood, Colorado 80112
Attention:	David Weil

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Facsimile:	212 408-2501
Attention:	Renee L. Wilm

if to Parent:

Lions Gate Entertainment Corp.
2700 Colorado Avenue
Santa Monica, CA 90404
Facsimile:	310-496-1359
Attention:	Wayne Levin

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Facsimile:	212 403-2000
Attention:	David E. Shapiro
Gordon S. Moodie

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if to the Discovery Stockholders:

Discovery Lightning Investments, Ltd
Chiswick Park Building 2
566 Chiswick High Road
London W4 5YB
Facsimile:	+44 20 8811 3310
Attention:	General Counsel

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 3rd Ave
New York, NY 10022
Facsimile:	(212) 909-6836
Attention:	Jonathan Levitsky

(c)          Interpretation. When a reference is made in this Agreement to a paragraph, a Section or a Schedule, such reference shall be to a paragraph of, a Section of or a Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. For purposes of this Agreement, “Controlled Affiliate” means, with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, is controlled by such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d)          Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective

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when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

(e)          Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and no party is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement and (ii) is not intended to confer upon any Person other than the parties any rights or remedies.

(f)           Governing Law; Consent to Jurisdiction; Venue.

(i)           This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

(ii)          The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) shall be deemed effective service of process on such party.

(g)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by

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the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(h)          Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(i)           Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)           Hedging Transactions and Financing Transactions.

(i)           No provision of this Agreement shall be binding on any Person solely because such Person is:

(1)	a Hedging Counterparty;

(2)	a holder of Subject Shares as a result of the rehypothecation of Subject Shares by a Hedging Counterparty or Financing Counterparty; or

(3)	a transferee of Subject Shares pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction.

(ii)          No provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Subject Shares, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty or a Financing Counterparty to rehypothecate Subject Shares in connection with a Hedging Transaction or Financing Transaction nor shall any of the foregoing described in this Section 9(j) be deemed, in and of itself, a violation of this Agreement.

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(iii)         As used in this Agreement, the terms Hedging Transaction, Financing Transaction, Hedging Counterparty and Financing Counterparty shall each have the meaning assigned to such term in the Investor Rights Agreement.

(iv)         Notwithstanding anything to the contrary in this Agreement, this Agreement is subject in all respects to (1) the Discovery Stockholder’s obligations under the pledge agreement, dated as of November 12, 2015, between the Discovery Stockholder and Bank of America N.A., and (2) any Hedging Transaction or Financing Transaction and any pledge, security, custody or other agreement entered into in connection therewith.

(k)          Indemnification.

(i)          Parent (the “Indemnifying Party”) covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless Discovery Parent and each of its Controlled Affiliates and each of their respective representatives and advisors (each, an “Indemnified Party”), from and against any and all Losses incurred in connection with, arising out of or resulting from any claims, demands, actions, proceedings or investigations (collectively, “Actions”) relating to the transactions contemplated by the Merger Agreement, this Agreement or the Exchange Agreement (including any Actions brought by any of the stockholders, directors, officers or employees of Parent or the Company relating thereto). For purposes of this Section 9(k), “Losses” means any loss (including disgorgement of consideration), liability, cost, damage or expense (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) related to an Action for which an Indemnified Party is entitled to indemnification pursuant to this Agreement; provided, however, that any diminution in value of the capital stock of Parent shall not constitute a Loss.

(ii)         Notwithstanding anything herein to the contrary, the Indemnifying Party will not be obligated to provide an indemnity hereunder to any Indemnified Party with respect to any Losses which (x) result from such Indemnified Party’s intentional misconduct or gross negligence or (y) result primarily from any breach of any representation and warranty of such Indemnified Party contained in this Agreement or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement.

(iii)        The Indemnifying Party will indemnify the Indemnified Parties pursuant to this Section 9(k) regardless of whether such Losses are incurred prior to or after the Effective Time. The indemnification provided pursuant to this Section 9(k) is in addition to, and not in derogation of, any other rights an Indemnified Party may have under applicable law, the certificate of incorporation or bylaws of Parent, or pursuant to any contract, agreement or arrangement; provided, however, that Losses will not be duplicated.

(iv)        Promptly after the receipt by any Indemnified Party of notice of any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten Business Days after the Indemnified Party’s receipt of

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written notice of such Indemnifiable Claim), such Indemnified Party shall give written notice thereof to the Indemnifying Party, which notice will include, to the extent known, the basis for such Indemnifiable Claim and copies of any pleadings or written demands relating to such Indemnifiable Claim and, promptly following request therefor, shall provide any additional information in respect thereof that the Indemnifying Party may reasonably request; provided, however, that (x) any delay in giving or failure to give such notice will not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is actually prejudiced as a result of such delay in or failure to notify and (y) no such notice shall be required to be given to the Indemnifying Party to the extent that the Indemnifying Party or any of its respective Affiliates is a party to any such Indemnifiable Claim.

(v)         Subject to Section 9(k)(vi) and Section 9(k)(vii), the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim in respect of an Action commenced or made by a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Indemnifiable Claim”) so long as, within ten calendar days after the receipt of notice of such Third Party Indemnifiable Claim from the Indemnified Party (pursuant to Section 9(k)(iv)), the Indemnifying Party: (x) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 9(k) are applicable, subject only to the limitations set forth in this Agreement, to such Third Party Indemnifiable Claim and that the Indemnifying Party will indemnify such Indemnified Party in respect of such Third Party Indemnifiable Claim to the extent required by this Section 9(k), and (y) notifies such Indemnified Party in writing that the Indemnifying Party will assume the control of the defense thereof. Following notification to such Indemnified Party of the assumption of the defense of such Third Party Indemnifiable Claim, the Indemnifying Party shall retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Indemnifiable Claim. If the Indemnifying Party so assumes the defense of any such Third Party Indemnifiable Claim in accordance herewith, subject to the provisions of clauses (iv) through (vi) of this Section 9(k), (A) the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such Third Party Indemnifiable Claim and such Indemnified Party shall cooperate (subject to the Indemnifying Party’s agreement to reimburse such Indemnified Party for all reasonable out-of-pocket expenses incurred by such Indemnified Party in connection with such cooperation) with the Indemnifying Parties in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 9(k)(v)), and (B) such Indemnified Party shall have the right to employ separate counsel selected by such Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and the Indemnifying Party shall pay the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed to assume the defense thereof as contemplated in this Section 9(k)(v), in which case such Indemnified Party will be entitled to control the defense, compromise or settlement thereof at the expense of the Indemnifying

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Party. Without the prior written consent of each of the Indemnified Parties who are named in the Action subject to the Third Party Indemnifiable Claim (which consent shall not be unreasonably withheld, delayed or conditioned), the Indemnifying Party will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (or part thereof) unless such settlement, compromise or consent (1) includes an unconditional release of such Indemnified Parties, (2) does not include any admission of wrongdoing on the part of such Indemnified Parties and (3) does not enjoin or restrict in any way the future actions or conduct of such Indemnified Parties.

(vi)        Notwithstanding Section 9(k)(v), an Indemnified Party, at the expense of the Indemnifying Party, (x) shall, subject to the last sentence of this Section 9(k)(vi), be entitled to separately control the defense, compromise or settlement of any Third Party Indemnifiable Claim as to such Indemnified Party if, in the judgment of counsel to the Indemnified Party, there exists any actual conflict of interest relating to the defense of such Action between the Indemnified Party and one or more Indemnifying Party and (y) shall be entitled to assume control of the defense, compromise and settlement of any Third Party Indemnifiable Claim as to which the Indemnifying Party has previously assumed control in the event the Indemnifying Party is not timely and diligently pursuing such defense. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any Action with respect to which it controls the defense thereof pursuant to this Section 9(k)(vi) and for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(vii)       In all instances under this Section 9(k) where the Indemnifying Party has agreed to pay the fees, costs and expenses of the Indemnified Parties, such fees, costs and expenses shall be reasonable. The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims.

(viii)      In addition to (but without duplication of) the Indemnified Party’s right to indemnification as set forth in this Section 9(k), if so requested by an Indemnified Party, the Indemnifying Party shall also advance to such Indemnified Party (within five Business Days of such request) any and all reasonable fees, costs and expenses incurred by an Indemnified Party in accordance with this Section 9(k) in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim, including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts (an “Expense Advance”).

(ix)         The Discovery Stockholder agrees that it will repay Expense Advances made to it (or paid on its behalf) by the Indemnifying Party pursuant to this Section 9(k) if it is ultimately finally determined by a court of competent jurisdiction that the Discovery Stockholder is not entitled to be indemnified pursuant to this Section 9(k).

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IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its representative thereunto duly authorized as of the date first written above.

STARZ

By:	/s/ Christopher P. Albrecht
Name:	Christopher P. Albrecht
Title:	Chief Executive Officer

Company Signature Page to Voting Agreement

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	General Counsel and Chief Strategic Officer

Parent Signature Page to Voting Agreement

DISCOVERY LIGHTNING INVESTMENTS, LTD.

By:	/s/ Bruce Campbell
Name:	Bruce Campbell
Title:	Chief Development, Distribution and Legal Officer

[Discovery Stockholder Signature Page to Voting Agreement]

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Bruce Campbell
Name:	Bruce Campbell
Title:	Chief Development, Distribution, and Legal Officer

Discovery Parent Signature Page to Voting Agreement

Schedule A

Original Shares

5,000,000 shares of Parent Common Stock